Exhibit 23.1

Larry O'Donnell, CPA, P.C.
Telephone (303)745-4545
2228 South Fraser Street
Unit 1
Aurora, Colorado 80014


US Securities and Exchange Commission
Washington, DC 20549

Ladies and Gentlemen:

We consent to the incorporation by reference in the Annual Report on Form 10-KSB under the securities Exchange Ace of 1934 of Strategic Gaming Investments, Inc, for the year ended December 31, 2007 of our report dated March 26, 2008.


/s/ Larry O'Donnell
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Larry O'Donnell, CPA, P.C.

March 31, 2008
Aurora, Colorado